UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2010
Date of Report (Date of earliest event reported):

ACCELR8 TECHNOLOGY CORPORATION
(Exact name of registrant as specified in charter)

Colorado	0-11485	84-1072256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO 80221
(Address of principal executive offices)

(303) 863-8808
Registrant’s telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting of Shareholders on December 14, 2010, the Company's shareholders: (i) elected three directors; (ii) adopted an amendment to increase the number of authorized shares of the Company’s no par value common stock from 14,000,000 shares to 19,000,000 shares, and (iii) ratified the appointment of Comiskey & Company, P.C. as the Company's independent registered public accountants for the year ended July 31, 2011.

Set forth below are the voting results for each of these proposals.

Item 1:       Election of three directors:

Nominee	For	Withheld

Thomas V. Geimer	3,635,788	103,785
Charles E. Gerretson	3,700,674	38,899
John D. Kucera	3,709,361	30,212

The total amount of broker non-votes for the election of directors was 3,744,770.

Item 2:      Adoption of an amendment to the Company’s Articles of Incorporation, as amended, which would effect an increase in the number of authorized shares of the Company’s no par value common stock (the “Common Stock”) from 14,000,000 shares to 19,000,000 shares, without having any effect upon the issued and outstanding shares of Common Stock.

For	Against	Abstain

7,324,720	134,798	24,825

Item 3:      Ratification of the appointment of Comiskey & Company, P.C. as the Company's independent registered public accountants for the year ending July 31, 2011:

For	Against	Abstain

7,328,009	15,145	141,189

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2011	ACCELR8 TECHNOLOGY CORPORATION

By: /s/ Thomas V. Geimer
Thomas V. Geimer, Chief Executive Officer